Exhibit 1.1
CHART INDUSTRIES, INC.
12,612,648 Shares
Common Stock, par value $0.01 per Share
Underwriting Agreement
, 2007
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Lehman Brothers Inc.
Natexis Bleichroeder Inc.
Simmons & Company International
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     FR X Chart Holdings LLC, a Delaware limited liability company (“Chart Holdings”), and the Individuals named in Schedule I hereto (the “Management Selling Stockholders,” and together with Chart Holdings, the “Selling Stockholders”), propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), 12,612,648 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of Chart Industries, Inc., a corporation organized under the laws of Delaware (the “Company”).
     The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,891,897 shares of common stock, par value $0.01 per share, of the Company (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Lehman Brothers Inc. (“Lehman”) and Goldman, Sachs & Co. (“Goldman,” together with Morgan Stanley and Lehman, the “Managers”), as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the preliminary prospectus included in the Registration Statement at the time it became effective, together with the free writing prospectuses, if any, identified or included in Schedule III hereto and other pricing information, if any, identified or included in Schedule III hereto; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act.
     1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each issuer free writing prospectus as defined in Rule 433 under the Act, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not, as of its date, contain and, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Managers specifically for inclusion therein.

     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or Prospectus. Except for the free writing prospectuses, if any, identified or included in Schedule III hereto and other pricing information, if any, identified or included in Schedule III hereto, and road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus or any notice, circular, advertisement, letter or other communication published or transmitted pursuant to Rule 134 of the Securities Act.
     (d) The Company is not, and after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
     (e) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     (f) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (g) The Company and each of its “significant subsidiaries” (as defined in Regulation S-X under the Securities Act) has been duly incorporated or formed and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so incorporated or formed or existing or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company’s “significant subsidiaries” are listed on Schedule IV hereto.

     (h) All the outstanding shares of capital stock, membership interests and limited partnership interests, as applicable, of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock, membership interests and limited partnership interests, as applicable, of each significant subsidiary of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Company’s existing senior secured credit facility described in the Time of Sale Prospectus and the Prospectus or permitted thereunder).
     (i) (a) This Agreement has been duly authorized, executed and delivered by the Company; (b) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and (c) the Additional Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Additional Shares will not be subject to any preemptive or similar rights.
     (j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.
     (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement (including without limitation the issuance of any Additional Shares), except such (i) as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold or (ii) as shall have been obtained or made prior to the Closing Date.
     (l) None of the execution and delivery of this Agreement by the Company, the issuance and sale of the Shares or the consummation of any of the transactions herein contemplated will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or bylaws or other organizational document of the Company or any of its significant subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its significant subsidiaries or any of its or their properties other than in the case of clauses (ii) and (iii), such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (m) The consolidated historical financial statements of the Company (including those of the predecessor company) included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions “Summary Historical Financial Information” and “Selected Historical Consolidated Financial Data” in the Time of Sale Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Time of Sale Prospectus, the Prospectus and the Registration Statement, the information included therein.
     (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (o) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its respective operations as presently conducted except as would not reasonably be expected to have a Material Adverse Effect.
     (p) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.
     (q) Ernst & Young LLP, who have audited certain financial statements of the Company and delivered their reports with respect to the audited consolidated financial statements included in the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act.
     (r) The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse

Effect and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by its employees or any of its or its subsidiaries’ employees, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (t) The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law, except as would not reasonably be expected to have a Material Adverse Effect.
     (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and except for any prohibitions imposed under the Company’s existing senior secured credit facility and the indenture governing the Company’s outstanding 9 1/8% senior subordinated notes due 2015.
     (v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (w) Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) Except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or naming as a “potentially responsible party” would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) Each U.S. pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA and the Code, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.
     (z) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Time of Sale Prospectus, the Prospectus or Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
     (aa) No holders of the Company’s Common Stock, other than the Selling Stockholders, the Individuals named in Schedule V hereto (the “Management Stockholders”) and the Individuals named in Schedule VI hereto, have rights to include such Common Stock with the Shares in the Registration Statement.
     (bb) Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (cc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, solely to the extent that the Sarbanes Oxley Act has been applicable to the Company.

     (dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the sale of the Shares by the Selling Stockholders and the sale of any Additional Shares by the Company, respectively, shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally, but not jointly, represents and warrants to and agrees with the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations, as applicable, under, this Agreement, the Custody Agreement (in the case of Management Selling Stockholders) signed by the Management Selling Stockholders and Chart Industries, Inc., as Custodian, relating to the deposit of the Shares to be sold by the Management Selling Stockholders (the “Custody Agreement”) and the Power of Attorney (in the case of Management Selling Stockholders) appointing certain individuals as such Management Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) solely in the case of Chart Holdings, the certificate of formation or operating agreement, (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i) and (iii) as would not individually or in the aggregate have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, or the Custody Agreement (in the case of the Management Selling Stockholders) or Power of Attorney (in the case of the Management Selling Stockholders) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its respective obligations under this Agreement, or the Custody Agreement or Power of Attorney, as applicable, except for the registration of the Shares under the Securities Act and such as may be required to be obtained or made under state securities or “blue sky” laws or by the rules and regulations of the NASD in connection with the purchase and sale of the Shares by the Underwriters.

     (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney, as applicable, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of the Shares.
     (d) In the case of the Management Selling Stockholders, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Management Selling Stockholders and are valid and binding agreements of the Management Selling Stockholders.
     (e) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of the Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of the Shares in the name of Cede or such other nominee and the crediting of the Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to the Shares), (A) DTC shall be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of the Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to the Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) the Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.
     (f) Such Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any material information concerning the Company or its subsidiaries that has not been publicly disclosed.
     (g) (i) Each part of the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each of the representations and warranties set forth in clauses (i) to (iii) of this Paragraph 2(g) is limited solely to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.
     Any certificate signed by any officer, acting as such, on behalf of a Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriters.
     3. Agreements to Sell and Purchase. The Selling Stockholders hereby agree, severally and not jointly, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholders at $• a share (the “Purchase Price”) the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,891,897 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Company hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission (other than a registration statement on Form S-8) relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) grants, issuances or exercises under any existing employee benefits plans or (D) the issuance of Common Stock in connection with the acquisition of, or joint venture with, another company; provided that in the case of any transfer, distribution or issuance pursuant to clause (D), (i) each distributee or recipient shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto and (ii) each distributee or the recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the preceding paragraph.
     Each of the Company and the Selling Stockholders also agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the foregoing restrictions.
     4. Terms of Public Offering. The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $· a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $· a share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Stockholders to such accounts as they may direct in writing in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on           , 2007, or at such other time or such other date, not later than           , 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than           , 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date,

as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Agreements. The Company agrees with each Underwriter that:
     (a) The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and will furnish to the Underwriters during the period referred to in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus and any amendments and supplements thereto as they may reasonably request no later than 5:00 p.m., New York City time, on the day immediately following the date hereof.
     (b) The Company will not make any amendment or supplement to the Time of Sale Prospectus or the Prospectus without the prior written consent of the Managers (not to be unreasonably withheld or delayed).
     (c) The Company will furnish each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.
     (d) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus or Company information prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If at any time when a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Shares is required to be delivered under the

Securities Act, any event occurs as a result of which, in the opinion of counsel for the Underwriters and counsel for the Company, it is necessary to amend or supplement the Prospectus, as then amended or supplemented, (i) in order that the Prospectus would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) to comply with applicable law, the Company will promptly (A) notify the Underwriters of any such event; (B) subject to the requirements of paragraph (b) of this Section 6, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.
     (g) The Company will arrange, if necessary, for the qualification of the Shares for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (h) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing of copies of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by or referred to by the Company and the Registration Statement, and all amendments or supplements to any of the foregoing, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) any stamp or transfer taxes in connection with the original issuance of any Additional Shares and the sale and delivery of the Shares; (iii) the printing (or reproduction) and delivery of this Agreement and any blue sky memorandum delivered to investors in connection with the offering of the Shares; (iv) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 6(g) (including filing fees and the reasonable fees relating to such registration and qualification and expenses of one counsel for the Underwriters in each jurisdiction in which such registration and qualification is required); (v) all filing fees and the reasonable fees and disbursements of one counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.; (vi) all costs and expenses incident to listing the Shares on the Nasdaq Global Market; (vii) the cost of printing certificates representing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the transportation and other expenses (collectively, the “Road Show Expenses”) incurred by or on behalf of the representatives of the Company and the Selling Stockholders in connection with presentations to prospective purchasers of the Shares; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and one counsel for the Selling Stockholders (selected by Chart Holdings); and (xi) all other costs and expenses incident to the performance by the Company and/or the Selling Stockholders of their respective obligations hereunder; provided, however, that the Underwriters will pay one-half of the Road Show Expenses including one-half of the cost of any chartered aircraft used in connection with presentations to prospective purchasers of the Shares; provided, further, that all underwriting discounts, commissions and other amounts payable to underwriters or brokers for Firm Shares will be borne by the respective Selling Stockholders.
     (j) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Time of Sale Prospectus or Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Managers with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (k) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.
     (l) As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
     (m) The Company will use the net proceeds received by it from the sale of the Additional Shares in the manner specified in the Prospectus under “Use of Proceeds.”
     7. Selling Stockholders’ Agreements. Each of the Selling Stockholders agrees severally, but not jointly, with each Underwriter that:
     (a) The Selling Stockholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus or Company information prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (b) Other than as contemplated under this Agreement, the Selling Stockholder agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus or Company information prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     9. Conditions to the Obligations of the Underwriters. The obligations of the Selling Stockholders to sell the Firm Shares and the obligations of the Company to sell any Additional Shares, respectively, to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares shall be subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholders contained herein that are not qualified by materiality and to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein that are qualified by materiality at the date hereof, the Closing Date, and any Option Closing Date, if applicable, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:
     (a) The Company shall have requested and caused (i) Simpson Thacher & Bartlett LLP, counsel for the Company, to furnish to the Underwriters their opinion and negative assurance statement, each dated the Closing Date and, if applicable, any Option Closing Date, and addressed to the Underwriters and substantially in the form of Exhibits B and C hereto; and (ii) Matthew J. Klaben, Vice President, General Counsel and Secretary of the Company, to furnish to the Underwriters his opinion dated the Closing Date and, if applicable, any Option Closing Date, addressed to the Underwriters and substantially in the form of Exhibit D hereto.
     (b) The Selling Stockholders shall have requested and caused (i) Simpson Thacher & Bartlett LLP, counsel for Chart Holdings and the Management Selling Stockholders relating to certain matters under the New York Uniform Commercial Code, to furnish to the Underwriters their opinion dated the Closing Date, and if applicable, the Option Closing Date, and addressed to the Underwriters and substantially in the form of Exhibit E hereto; and (ii) Matthew J. Klaben, Vice President, General Counsel and Secretary of the Company, to furnish to the Underwriters his opinion on certain matters in respect of the Management Selling Stockholders dated the Closing Date and, if applicable, any Option Closing Date, addressed to the Underwriters and substantially in the form of Exhibit F hereto.
     (c) The Underwriters shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and, if applicable, any Option Closing Date, and addressed to the Underwriters, with respect to the offer and sale of the Shares, the Time of Sale Prospectus, the Prospectus and Registration Statement and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the Chief Executive Officer or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date and, if applicable, any Option Closing Date, to the effect that the signers of such certificate have carefully examined the Time of Sale Prospectus, the Prospectus and Registration Statement, any amendment or supplement to the Time of Sale Prospectus, the Prospectus and Registration Statement and this Agreement and that:
          (i) the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date or any Option Closing Date, as the case may be, with the same effect as if made on the Closing Date, or such Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, or any Option Closing Date, as the case may be; and
          (ii) since the date of the most recent financial statements included in the Time of Sale Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (e) (i) Chart Holdings shall have furnished to the Underwriters a certificate, signed by an executive officer of Chart Holdings, dated the Closing Date to the effect that the representations and warranties it has made in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties it has made that are qualified by materiality are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (ii) each Management Selling Stockholder shall have furnished to the Underwriters a certificate, each dated the Closing Date to the effect that the representations and warranties of such Management Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties of such Management Selling Stockholder that are qualified by materiality are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such Management Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (f) The Management Selling Stockholders shall have furnished to the Underwriters a Custody Agreement substantially in the form of Exhibit G hereto.
     (g) At the date hereof and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Underwriters a “comfort” letter, dated as of the date hereof, and a bring-down “comfort” letter (i) on and dated as of the Closing Date and (ii) if applicable, on and dated as of any Option Closing Date, each in form and substance satisfactory to the Managers, confirming that it is an independent registered public accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Time of Sale Prospectus, the Prospectus and Registration Statement; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three days prior to the date of such letter.
     All references in this Section 9(g) to the Time of Sale Prospectus, the Prospectus and Registration Statement include any amendment or supplement thereto at the date of the applicable letter.
     (h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each executive officer and director of the Company and the Management Selling Stockholders, each listed on Schedule V hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or, if applicable, any Option Closing Date:

     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (j) Prior to the Closing Date, or, if applicable, any Option Closing Date, the Company and/or the Selling Stockholders shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.
     (k) The Shares shall have been listed on the Nasdaq Global Market.
     (l) On the Closing Date, and, if applicable, any Option Closing Date, the Registration Statement shall be effective, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.
     (m) No Underwriter shall have notice of an adverse claim on the Shares within the meaning of Section 8-102 of the UCC.
     If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters, evidence and certificates mentioned above in this Section 9 shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date or, if applicable, any Option Closing Date (solely with respect to the obligations of the Underwriters to purchase Additional Shares on such date) by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 9 will be delivered at the office of counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date or, if applicable, the Option Closing Date.
     10. Reimbursement of Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company or the Selling

Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, including any default pursuant to Section 12 hereof, the Company will reimburse the Underwriters severally through the Managers on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.
     11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act (provided that the Company’s indemnification obligation shall not extend to any free writing prospectus or Company information required to be filed by the Company due to an Underwriter’s breach of Section 8) or the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (subject to the limitations set forth in the proviso to this sentence) agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of (i) one or more Selling Stockholders or (ii) any Underwriter through the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company shall not be liable under this Section 11 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.
     (b) Each Selling Stockholder severally, and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (subject to the limitations set forth in the proviso to this sentence) agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Selling Stockholders specifically for inclusion therein. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds from the sale of the Shares sold by such Selling Stockholder under this Agreement. The Underwriters acknowledge that the information in any preliminary prospectus, the Time of Sale Prospectus and the Prospectus contained under the caption “Principal and Selling Stockholders,” insofar as it relates to the Selling Stockholders and the beneficial ownership of the Selling Stockholders’ shares, constitutes the only information furnished in writing by or on behalf of the Selling Stockholders for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, or in any amendment of supplement thereto. This indemnity agreement will be in addition to any liability that the Selling Stockholders may otherwise have. The Selling Stockholders shall not be liable under this Section 11 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Selling Stockholders, which consent shall not be unreasonably withheld.
     (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and the Selling Stockholders, the Company’s directors, officers and Affiliates, and each person who controls the Company or the Selling Stockholders within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Managers specifically for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that, under the heading “Underwriting,” [the table after the first paragraph, the eleventh, twelfth, thirteen and fourteenth] paragraph in any preliminary prospectus, the Time of Sale Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or in any amendment or supplement thereto.
     (d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advise of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advise of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Any such separate firm for any Underwriter, its directors, officers and Affiliates and any control person shall be designated in writing by the Managers and any such separate firm for any of the Company, its directors, officers and Affiliates and any control person shall be designated in writing by the Company and any such separate firm for the Selling Stockholders and any control person shall be designated in writing by the Selling Stockholders. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively, “Losses”) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and a Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company or such Selling Stockholder, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstance. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective obligations and not joint. The liabilities of each Selling Stockholder in this paragraph (e) shall be limited to the amount equal to the net proceeds from the sale of the Shares sold by such Selling Stockholder under the Agreement. For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company and each person who controls a Selling Stockholder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).
     12. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Shares set forth in Schedule II hereto, the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Underwriter or Underwriters to purchase no less than the amount of such unpurchased Shares that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Company and the Selling Stockholders shall not have completed such arrangements within 72 hours after such default and the principal amount of such unpurchased Shares exceeds 10% of the principal amount of such Shares to be purchased on such date, then this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Selling Stockholders. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters, the Company, the Selling Stockholders and their respective counsel shall determine in order that the required changes in the Time of Sale Prospectus, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Selling Stockholders or any nondefaulting Underwriter for damages occasioned by its default hereunder.
     13. Termination. This Agreement shall be subject to termination in the absolute discretion and in the sole judgment of the Managers, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).
     14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Selling Stockholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company and the Selling Stockholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length from, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholders or any other person, (ii) the Underwriters owe the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and prior or contemporaneous written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholders. The Company will not, and each Selling Stockholder agrees that it will not, claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owed or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
     15. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or the Selling Stockholders or any of the indemnified persons referred to in Sections 11 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Agreement.
     16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Morgan Stanley Global Capital Markets, attention of Todd Singer (fax no.: (212) 507-4254) and confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036, attention of General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to (440) 753-1491 and confirmed to it at One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125, attention of General Counsel; if sent to Chart Holding, will be mailed, delivered or telefaxed to • and confirmed to it at First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830; or if sent to a Management Selling Stockholder, will be mailed, delivered or telefaxed to (440) 753-1491 and confirmed to it at c/o Matthew J. Klaben, One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125, as attorney-in-fact.

     17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Sections 11 hereof and their respective successors, and no other person will have any right or obligation hereunder. No purchaser of Shares from any Underwriters shall be deemed to be a successor merely by reason of such purchase.
     18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     19. Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.
     20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Commission” shall mean the Securities and Exchange Commission.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “NASD” shall mean the National Association of Securities Dealers, Inc.
     “Regulation D” shall mean Regulation D under the Act.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,
CHART INDUSTRIES, INC.
By:

Name:
Title:
FR X CHART HOLDINGS LLC
By:

Name:
Title:
THE MANAGEMENT SELLING STOCKHOLDERS NAMED IN SCHEDULE I
By:

Name:
Title: Attorney-in-fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Lehman Brothers Inc.
Natexis Bleichroeder Inc.
Simmons & Company International

By:	Morgan Stanley & Co. Incorporated
By:

Name:
Title:
By:	Goldman, Sachs & Co.
By:

Goldman, Sachs & Co.
By:	Lehman Brothers Inc.
By:

Name:
Title:
For themselves and the other several
Underwriters named in Schedule I
to the foregoing Agreement.

SCHEDULE I
List of Management Selling Stockholders
Samuel F. Thomas
Michael F. Biehl
Ian Blackham
Kevin J. Blount
Thomas M. Carey
James Fischman
William P. Haukoos
Gerd Kirchgassner
Mark H. Ludwig
Toni M. Massa
Eric M. Rottier
Steven T. Shaw
Gregory F. Zaic

SCHEDULE II

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated.

Lehman Brothers Inc.

Goldman, Sachs & Co.

Natexis Bleichroeder Inc.

Simmons & Company International

Total:	12,612,648

SCHEDULE III
Free Writing Prospectus or other Pricing Information
Free Writing Prospectus included in the Time of Sale Prospectus:
Pricing Information: Price to Public and Number of Shares

SCHEDULE IV
List of Significant Subsidiaries
Chart Inc.
Chart Energy & Chemicals, Inc.
Chart Biomedical Limited
Chart Ferox, a.s.

SCHEDULE V
List of Persons Subject to Lock-Up Agreements
Samuel F. Thomas
Michael F. Biehl
Matthew J. Klaben
James H. Hoppel, Jr
Kenneth W. Moore
Timothy H. Day
Steven W. Krablin
Michael W. Press
Richard E. Goodrich
Samuel F. Thomas, Jr. 2006 GRAT
Ian Blackham
Kevin J. Blount
Thomas M. Carey
James Fischman
William Haukoos
Gerd Kirchgassner
Mark H. Ludwig
Toni M. Massa
Eric M. Rottier
Steven T. Shaw
Gregory F. Zaic

SCHEDULE VI

EXHIBIT A
Form of Lock-up Letter
___________, 2007
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Lehman Brothers Inc.
Natexis Bleichroeder Inc.
Simmons & Company International
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Dear Sirs and Mesdames:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Lehman Brothers Inc. (“Lehman”) and Goldman, Sachs & Co. (“Goldman,” together with Morgan Stanley and Lehman, the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FR X Chart Holdings LLC, a Delaware limited liability company (“Chart Holdings”) and the Individuals named in Schedule I to the Underwriting Agreement (“Management Stockholders”, and together with Chart Holdings, the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), of 12,612,648 shares (the “Shares”) of the Common Stock, par value $0.01 (the “Common Stock”) of Chart Industries, Inc., a corporation organized under the laws of Delaware (the “Company”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (A) shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (B) the exercise of such number of options or warrants outstanding on the date hereof to acquire shares of Common Stock that will provide the undersigned with such number of shares of Common Stock, after taking into account the number of shares of Common Stock owned by the undersigned, that is equal to the number of shares of Common Stock the undersigned has undertaken to sell in accordance with the terms of the Underwriting Agreement, (C) transfers of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession, (D) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned or his or her spouse or children, or (E) distributions of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (C), (D) or (E), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned and recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, unless the Managers have waived the lock-up restrictions imposed on the Company in connection with the Public Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     It is understood that, if the Company and the Selling Stockholders notify the undersigned in writing that they do not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective on or before August 31, 2007, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from the obligations under this agreement.
     The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders, and the Underwriters.

Very truly yours,

(Name)

(Address)